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                                                              Exhibit No. 10.130




                         AMENDED AND RESTATED GUARANTEE

          AMENDED AND RESTATED GUARANTEE, dated as of October 29, 1998, made by COGENTRIX DELAWARE HOLDINGS, INC., a Delaware corporation (the "Guarantor"), in favor of the Borrower Creditors (as defined below).

          WHEREAS, it was a condition precedent to the obligation of the Existing Lenders and the Issuing Bank to make their respective Extensions of Credit under the Existing Credit Agreement that the Guarantor shall have executed and delivered the Guarantee, dated as of May 22, 1997 (the "Existing Guarantee"), in favor of the Borrower Creditors;

          WHEREAS, the Borrower and the Existing Lenders desire to amend and restate the Existing Credit Agreement in its entirety;

          WHEREAS, it is a condition precedent to the obligation of the Lenders and the Issuing Bank to make their respective Extensions of Credit under the Credit Agreement that the Guarantor shall have amended and restated the Existing Guarantee;

          NOW, THEREFORE, in consideration of the premises and to induce the Agent, the Issuing Bank and the Lenders to enter into the Credit Agreement and to induce the Lenders and the Issuing Bank to make their respective Extensions of Credit to the Borrower under the Credit Agreement, the Guarantor hereby agrees to amend and restate the Existing Gurantee in its entirety to read as follows:

                              W I T N E S S E T H:
                              --------------------

          WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of October 29, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among (i) Cogentrix Energy, Inc. (the "Borrower"), (ii) the lenders from time to time parties thereto (the "Lenders"),
(iii) Australia and New Zealand Banking Group Limited and certain other banks and financial institutions, as the lead arrangers (the "Lead Arrangers") and
(iv) Australia and New Zealand Banking Group Limited, as the issuing bank thereunder (in such capacity, the "Issuing Bank") and as agent for the Lenders (in such capacity, the "Agent"), the Lenders have severally agreed to make certain loans to the Borrower (the "Loans") and the Issuing Bank has agreed to issue certain letters of credit for the account of the Borrower (the "Letters of Credit"; the Loans and the Letters of Credit, collectively, the "Extensions of Credit") upon the terms and subject to the conditions set forth therein, the

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Loans to be evidenced by certain notes issued by the Borrower under the Credit
Agreement;

          WHEREAS, the Borrower owns directly all of the issued and outstanding stock of the Guarantor;

          WHEREAS, the proceeds of the Loans will be used in part to enable the Borrower to make valuable transfers (as determined as provided herein) to the Guarantor in connection with the operation of its business;

          WHEREAS, the Guarantor will derive substantial direct and indirect benefit from the making of the Extensions of Credit; and

          WHEREAS, it is a condition precedent to the obligation of the Lenders and the Issuing Bank to make their respective Extensions of Credit under the Credit Agreement that the Guarantor shall have executed and delivered this Guarantee.

          NOW, THEREFORE, in consideration of the premises and to induce the Agent, the Issuing Bank, the Lead Arrangers and the Lenders to enter into the Credit Agreement and to induce the Lenders and the Issuing Bank to make their respective Extensions of Credit to the Borrower under the Credit Agreement, the Guarantor hereby agrees as follows:

          1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          (b) As used herein, the following terms shall have the following meanings:

          "Borrower Creditors": the collective reference to the Credit Agreement Creditors, the Trustees, the Holders, the holders of Other Indebtedness and their respective successors, indorsees, transferees and assigns.

          "CDH Permitted Investments":

          (i)(A) commercial paper of issuers organized under the laws of any state of the United States of America rated at least "A-1" by Standard and Poor's Rating Group ("S&P") and "Prime-1" by Moody's Investors Service, Inc. ("Moody's");

          (B) marketable direct obligations of the United States of America with maturities of three years or less from the date of acquisition;

          (C) marketable obligations directly and fully guaranteed as to interest and principal by the United States of America with maturities of three years or less from the date of acquisition;

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          (D) demand deposits with the Agent, and time deposits, certificates of deposit and banker's acceptances issued by (1) the Agent or (2) any member bank of the Federal Reserve System which is organized under the laws of the United States of America or any state thereof or any United States branch of a foreign bank, in each case whose long-term debt securities are rated "A" or better by S&P and "A2" or better by Moody's;

          (E) obligations of the Agent, any bank described in clause (D) above or any financial institution, in respect of the repurchase of obligations of the type as described in clauses (B) and (C) above, provided that such repurchase obligations shall be fully secured by obligations of the type described in said clauses (B) and (C) and the possession of such obligations shall be transferred to, and segregated from other obligations owned by, the Agent, any such bank or such financial institution;

          (F) eurodollar certificates of deposit issued by the Agent or any bank described in clause (D) above;

          (G) marketable asset-backed securities rated at least "AA" by S&P and "Aa2" by Moody's;

          (H) marketable debt obligations of the Federal National Mortgage Association, the Government National Mortgage Association or the Federal Home Loan Mortgage Association secured by a pool of mortgage loans with an average life of three years or less from the date of acquisition and rated at least "AA" by S&P and at least "Aa2" by Moody's; and

          (I) corporate debt securities of issuers organized under the laws of any state of the United States of America with maturities of three years or less from the date of acquisition rated not less than "A" by S&P and "A2" by Moody's;

     provided, that for any of the securities of the types described in subclauses (A), (B), (C), (D), (E), (F), (G), (H) or (I) above to be CDH Permitted Investments in the hands of any Person (x) the weighted average maturity from any date of the securities of such types owned on such date by such Person shall not be more than one year; and (y) the value of the securities of any single issuer rated less than "AAA" by S&P and "Aaa" by Moody's (other than the United States of America or any agency thereof) owned by such Person at any time shall not constitute more than 5% of the value of all of the securities of such types owned by such Person at such time; and

          (ii) shares of money market mutual funds which invest exclusively in assets satisfying the requirements of subclauses (A), (B), (C), (D) or (F) of clause (i) of this definition; provided, that for any such shares of such a fund to be CDH Permitted Investments in the hands of any Person, the weighted average maturity from any date of the securities owned on such date by such fund shall not be more than one year.

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          "Credit Agreement Creditors": the collective reference to the Agent, the Issuing Bank, the Lead Arrangers, and the Lenders.

          "Credit Agreement Obligations": the collective reference to the unpaid principal of and interest on the Notes issued by the Borrower under the Credit Agreement and all other obligations and liabilities of the Borrower in respect of the payment of any amount by the Borrower to, or deposit of any amount by the Borrower with, the Credit Agreement Creditors or any of them (including, without limitation, (i) interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and (ii) the obligations of the Borrower to make deposits into the Cash Collateral Account), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the notes issued by the Borrower thereunder, the Letters of Credit, or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent, the Issuing Bank or to the Lenders that are required to be paid by the Borrower or the Guarantor pursuant to the terms of the Credit Agreement or this Guarantee).

          "Guaranteed Obligations": the collective reference to (a) the Credit Agreement Obligations, (b) the Indenture Obligations and (c) all Other Indebtedness.

          "Holders": the collective reference to the holders of the Borrower Indenture Securities.

          "Indenture Obligations": the collective reference to the unpaid principal of and interest on the Borrower Indenture Securities and all other obligations and liabilities of the Borrower in respect of the payment of any amount by the Borrower to, or deposit of any amount by the Borrower with either Trustee, or any of the Holders (including, without limitation, (i) interest accruing at the then applicable rate provided in the applicable Borrower Indenture after the maturity of any of the Borrower Indenture Securities and interest accruing at the then applicable rate provided in the applicable Borrower Indenture after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and (ii) any obligations of the Borrower to make deposits pursuant to either Borrower Indenture into a "Sinking Fund" for the retirement of the any of the Borrower Indenture Securities) whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, either of the Borrower Indentures, any of the Borrower Indenture Securities or any other document made, delivered or given in connection therewith,

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     whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to either Trustee or to any of the Holders that are required to be paid by the Borrower or the Guarantor pursuant to the terms of the either Borrower Indenture or this Guarantee).

          "Other Indebtedness": any unsecured indebtedness of the Borrower for borrowed money, other than indebtedness constituting a Credit Agreement Obligation or Indenture Obligation, existing on the date hereof or hereafter incurred by the Borrower, but only to the extent the Borrower is permitted to Incur such indebtedness under the Borrower Indentures and the Credit Agreement.

          "Trustees": the collective reference to the 2004 Trustee and the 2008 Trustee.

          "2004 Trustee": the trustee under the 2004 Senior Note Indenture.

          "2008 Trustee": the trustee under the 2008 Senior Note Indenture.

          (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          2. Guarantee. (a) Subject to the provisions of paragraph 2(b), the Guarantor hereby, unconditionally and irrevocably, guarantees to (i) the Agent, for the ratable benefit of the Credit Agreement Creditors and their respective successors, indorsees, transferees and assigns, the prompt and complete payment (and performance, in the case of deposits) by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Credit Agreement Obligations, (ii) the 2004 Trustee, for the ratable benefit of the Holders of the 2004 Senior Notes and their respective successors, indorsees, transferees and assigns, the prompt and complete payment (and performance, in the case of deposits) by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Indenture Obligations in respect of the 2004 Senior Notes, (iii) the 2008 Trustee, for the ratable benefit of the Holders of the 2008 Senior Notes and their respective successors, indorsees, transferees and assigns, the prompt and complete payment (and performance, in the case of deposits) by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Indenture Obligations in respect of the 2008 Senior Notes and (iv) each holder of Other Indebtedness and such holder's successors, indorsees, transferees and assigns, the prompt and complete payment by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Other Indebtedness owed to such holder.

               (b) Anything herein or in the Credit Agreement, either of the Borrower Indentures, any agreement in respect of Other Indebtedness or any other

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document to the contrary notwithstanding, (i) the maximum liability of the
Guarantor hereunder and under the Credit Agreement, the Borrower Indentures or any agreement in respect of Other Indebtedness shall in no event exceed the amount which can be guaranteed by the Guarantor under applicable federal and state laws relating to the insolvency of debtors and (ii) the Guarantor shall not be liable, on account of the Borrower's failure to pay or perform any Guaranteed Obligation owed to any Borrower Creditor when due, to pay to such Borrower Creditor any amount hereunder or under the Credit Agreement, the Borrower Indentures or any agreement in respect of Other Indebtedness unless the Guarantor shall have more than $150,000 in assets (other than assets constituting Investments in Subsidiaries but including, without limitation, CDH Permitted Investments) on the day that such failure occurred or thereafter.

               (c) The Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by any Borrower Creditor in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Guaranteed Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee.

               (d) No payment or payments made by the Borrower, the Guarantor, any other guarantor or any other Person or received or collected by any Borrower Creditor from the Borrower, the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of any of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by the Guarantor in respect of the Guaranteed Obligations or payments received or collected from such Guarantor in respect of the Guaranteed Obligations, remain liable for the Guaranteed Obligations up to the maximum liability of the Guarantor hereunder.

               3. Right of Set-off. The Guarantor hereby irrevocably authorizes each Borrower Creditor at any time and from time to time without notice to the Guarantor, any such notice being expressly waived by the Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Borrower Creditor to or for the credit or the account of the Guarantor, or any part thereof in such amounts as such Borrower Creditor may elect, against and on account of the obligations and liabilities of the Guarantor to the Borrower Creditor hereunder, in any currency, whether arising hereunder, under the Credit Agreement, either of the Borrower Indentures, any note issued by the Borrower under the Credit Agreement or either of the Borrower Indentures, any agreement in respect of Other Indebtedness or otherwise, as such Borrower Creditor may elect, whether or not any Borrower Creditor has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Borrower Creditor shall notify the Guarantor promptly of any such set-off and the application made by such Borrower Creditor, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Borrower Creditor under this

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Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Borrower Creditor may have.

               4. No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or application of funds of any of the Guarantor by any Borrower Creditor, the Guarantor shall not be entitled to be subrogated to any of the rights of any Borrower Creditor against the Borrower or any collateral security or guarantee or right of offset held by any Borrower Creditor for the payment of any of the Guaranteed Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower in respect of payments made by the Guarantor hereunder.

               5. Amendments, etc. with respect to the Guaranteed Obligations; Waiver of Rights. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Guaranteed Obligations made by any Borrower Creditor may be rescinded by such party and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Borrower Creditor, and the Credit Agreement, either of the Borrower Indentures, any note issued by the Borrower under the Credit Agreement or either of the Borrower Indentures, any agreement in respect of Other Indebtedness and any other documents executed and delivered in connection with the Credit Agreement, either of the Borrower Indentures, or any agreement in respect of Other Indebtedness, may be amended, modified, supplemented or terminated, in whole or in part, as the parties thereto may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Borrower Creditor for the payment of any of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. When making any demand hereunder against the Guarantor, a Borrower Creditor may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor, and any failure by any Borrower Creditor to make any such demand or to collect any payments from the Borrower or any such guarantor or any release of the Borrower or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of any Borrower Creditor against the Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

               6. Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Borrower Creditor upon this Guarantee or acceptance of this Guarantee, the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee (subject in each case to the right of the Guarantor and the Agent to waive, amend, supplement and modify this Guarantee as provided in paragraph 14(a) hereof and the termination of this Guarantee and the discharge of the Guarantor's obligations hereunder as provided in Section 15); and all

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dealings between the Borrower and the Guarantor, on the one hand, and any of the
Borrower Creditors, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee (subject in each case to the right of the Guarantor and the Agent to waive, amend, supplement and modify this Guarantee as provided in paragraph 14(a) hereof and the termination of this Guarantee and the discharge of the Guarantor's obligations hereunder as provided in Section 15). The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or the Guarantor with respect to any of the Guaranteed Obligations. The
Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity, regularity or enforceability of the Credit Agreement, either of the Borrower Indentures, any note issued by the Borrower under the Credit Agreement either of the Borrower Indentures, any agreement in respect of any Other Indebtedness, any of the Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Borrower Creditor, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against any Borrower Creditor, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for any of the Guaranteed Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, any Borrower Creditor may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for any of the Guaranteed Obligations or any right of offset with respect thereto, and any failure by any Borrower Creditor to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Borrower Creditor against the Guarantor.

               7. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by any Borrower Creditor upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

               8. Payments. The Guarantor hereby guarantees to each of the Credit Agreement Creditors that payments hereunder in respect of the Credit Agreement Obligations will be paid to the Agent without set-off or counterclaim in U.S. Dollars at the office of the Agent located at 1177 Avenue of the Americas, New York, New York 10036-9715.

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               9. Representations and Warranties. The Guarantor hereby
represents and warrants to each of the Credit Agreement Creditors (and not to any other Borrower Creditor): 15.

               (a) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged.

               (b) The Guarantor has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guarantee.

               (c) This Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, general equitable principles and an implied covenant of good faith and fair dealing.

               (d) The execution, delivery and performance of this Guarantee will not violate any provision of any Requirement of Law or Contractual Obligation of the Guarantor and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of such Guarantor pursuant to any Requirement of Law or Contractual Obligation of the Guarantor.

               (e) No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of the Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee.

               (f) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or against any of its properties or revenues with respect to this Guarantee or any of the transactions contemplated hereby or which could have a material adverse effect on the business, operations, property or financial or other condition of the Guarantor.

               (g) The Guarantor has good title in all its property, and none of its property is subject to any Lien of any nature whatsoever except as permitted under paragraph 10(a) hereof.

               (h) The Guarantor has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate

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proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Guarantor). No tax Lien has been filed, and, to the knowledge of the Guarantor, no claim is being asserted, with respect to any such tax, fee or other charge.

               (i) The unaudited balance sheet of the Guarantor as at December 31, 1997 and the related unaudited statement of income for the fiscal period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the financial condition of the Guarantor as at such date, and the results of its operations for the fiscal year then ended. The unaudited balance sheet of such Guarantor as at June 30, 1998 and the related unaudited statement of income for the six-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the financial condition of the Guarantor as at such date, and the results of its operations for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved. At the date of the most recent balance sheet referred to above, the Guarantor had no material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other financial derivative, which is not reflected in the foregoing statements or in the notes thereto. During the period from June 30, 1998, to and including the date of this Guarantee there has been no sale, transfer or other disposition by the Guarantor of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the financial condition of the Guarantor at June 30, 1998.

               (j) The Borrower directly owns 100% of the outstanding shares of Capital Stock of the Guarantor.

               10. Covenants. The Guarantor hereby covenants and agrees with each of the Credit Agreement Creditors (and not with any other Borrower Creditor) as follows:

               (a) The Guarantor shall not Incur, assume, create or otherwise cause or suffer to exist, directly or indirectly, any Debt (other than Debt under this Guarantee) and shall not grant or cause or suffer to exist any Lien on any property of the Guarantor now owned or hereafter acquired by the Guarantor (other than the Liens granted under the Cash Collateral Agreement). Notwithstanding the previous sentence of this paragraph 10(a), so long as all Debt secured by each such Lien described below in clauses (i), (ii) and (iii) of this sentence is Non-Recourse to the Guarantor, the Guarantor may grant or cause or suffer to exist: (i) Liens on the Guarantor's interests in Subsidiaries and Joint Ventures in which the Guarantor is a partner, shareholder, member or other participant, which Liens are granted in good faith in connection with the acquisition of such assets or as part of the financing of a Power Generation Facility; provided that such Liens are required in order to effect such financing and are not materially more restrictive, taken as a whole, than Liens, taken as a whole, customarily accepted (or in the absence of any industry custom, reasonably acceptable) in substantially Non-Recourse project financing;

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(ii) Liens on the stock or partnership interest of Subsidiaries of the Guarantor and interests in Joint Ventures in which the Guarantor becomes a partner, shareholder, member or other participant which Liens are granted in good faith as part of a project financing or the development of a project; provided that such Liens are required in order to effect such transaction and are not materially more restrictive, taken as a whole, than Liens, taken as a whole, customarily accepted (or in the absence of any industry custom, reasonably acceptable) in substantially Non-Recourse project financing; and (iii) Liens in respect of extensions, renewals, refunding or Refinancing of any Debt secured by the Liens referred to in clauses (i) or (ii) above, provided that the Liens in connection with such renewal, extension, refunding or Refinancing shall be limited to all or part of the specific Property which was subject to the original Lien.

               (b) The Guarantor shall not create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on its ability to (i) pay dividends or make other distributions permitted by applicable law on any of its Capital Stock, (ii) make payments in respect of any Debt owed to the Borrower, (iii) make loans or other advances to the Borrower or (iv) transfer any of its property to the Borrower, other than those encumbrances and restrictions created or existing (1) pursuant to either of the Borrower Indentures as in effect on the date hereof, the Credit Agreement or this Guarantee; (2) customary non-assignment provisions in leases or other contracts entered into in the ordinary course of business of the Guarantor; and
(3) as a result of any Lien on the property of the Guarantor permitted under paragraph 10(a) hereof.

               (c) The Guarantor shall not make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other Investment in, any Person, other than (i) Investments in any Subsidiary of the Guarantor (or any Person that will become a Subsidiary of the Guarantor as a result of such Investment) that the Borrower is permitted to allow the Guarantor to make under the Credit Agreement (including, without limitation, subsection 7.4 thereof), and the Borrower Indentures and (ii) CDH Permitted Investments; provided, that (1) so long as the total of the aggregate amount of CDH Permitted Investments owned by the Borrower plus the aggregate amount of CDH Permitted Investments owned by the Guarantor (exclusive of, in the case of both the Borrower and the Guarantor, any CDH Permitted Investments subject to or otherwise covered by any Lien other than the Lien created under the Credit Agreement in the Cash Collateral Account) shall have a value of $50 million or more, the Guarantor may make any Investment that the Borrower is permitted to allow the Guarantor to make under the Credit Agreement (including, without limitation, subsection 7.4 thereof), and the Borrower Indentures and (2) the Guarantor may make loans to AGRO Power Development, Inc. and its Affiliates, for purposes of financing its or their acquisition, construction, operation or development of greenhouses in which the Borrower or one of its Subsidiaries has or will have an interest, in an aggregate principal amount not to exceed $10 million at any time, but only to the extent that the Borrower is permitted to allow the Guarantor to make such loans under the Credit Agreement (including, without limitation, subsection 7.4 thereof) and the Borrower Indentures.

                                       11
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               11. Authority of Agent. The Guarantor acknowledges that the rights and responsibilities of the Agent under this Guarantee with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Agent and the other Credit Agreement Creditors, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and such Guarantor, the Agent shall be conclusively presumed to be acting as agent for the other Credit Agreement Creditors with full and valid authority so to act or refrain from acting, and the Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

               12. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               13. Integration. This Guarantee represents the agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by any Borrower Creditor relative to the subject matter hereof not reflected herein.

               14. Amendments in Writing; No Waiver; Cumulative Remedies. (a) The terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified at any time and from time to time by a written instrument executed by the Guarantor and the Agent but not by any other means. Any waiver, amendment, supplement or modification pursuant to this paragraph 14(a) shall be effective as against all of the Borrower Creditors notwithstanding any reliance by the Borrower Creditors or any of them on this Guarantee prior thereto.

               (b) Neither the Agent nor any other Credit Agreement Creditor nor the Trustee nor any Holder nor any other Borrower Creditor shall by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent, any other Credit Agreement Creditor, either Trustee, any Holder or any other Borrower Creditor, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent, any other Credit Agreement Creditor, either Trustee, any Holder or any other Borrower Creditor of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent, such other Credit Agreement Creditor, either Trustee, such Holder or such other Borrower Creditor would otherwise have on any future occasion.

               (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                                       12
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               15. Discharge. This Guarantee and the Guarantor's obligations hereunder shall remain in full force and effect until all Credit Agreement Obligations shall have been paid and performed in full and all Letters of Credit shall have expired or been terminated (notwithstanding that from time to time the Borrower may be free from any Credit Agreement Obligations) and, except as otherwise provided in Section 7 hereof, thereafter this Guarantee shall terminate and all of the Guarantor's obligations hereunder shall be discharged in full.

               16. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

               17. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of each Borrower Creditor and each Borrower Creditor's successors, indorsees, transferees and assigns.

               18. Governing Law. This Guarantee shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

               IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                                               COGENTRIX DELAWARE HOLDINGS, INC.



                                             By:  /s/ THOMAS F. SCHWARTZ
                                                ----------------------------
                                                Title: Senior Vice President -
                                                       Finance and Treasurer